Exhibit 10.8

HORNBECK OFFSHORE SERVICES, INC.

Service with Energy

DIRECTOR

COMPENSATION POLICY

Effective Date

This policy is effective as of September 1, 2026.

Cash Compensation Plan

Each Director of Hornbeck Offshore Services, Inc. (the “Company”) that is not an employee of the Company or an employee of any stockholder with the contractual right to designate such director for election or appointment to the Board of Directors (a “Non-Employee Director”) will receive a total annual cash retainer of $100,000. The Non-Executive Chairperson shall receive an additional annual retainer of $135,000, the Chairperson of the Audit Committee shall receive an additional annual retainer of $25,000, the Chairperson of the Compensation Committee shall receive an additional annual retainer of $20,000, and the Chairperson of the Sustainability and Nominating & Governance Committee shall receive an additional annual retainer of $20,000. Each other Non-Employee Director serving on the Audit Committee shall receive an additional annual retainer of $12,500, each other Non-Employee Director serving on the Compensation Committee shall receive an annual retainer of $10,000, and each other Non-Employee Director serving on the Sustainability and Nominating & Governance Committee shall receive an annual retainer of $10,000. Each retainer payment shall be payable quarterly in arrears within 60 days following the completion of each quarter and pro-rated for any partial quarter of service.

Equity Compensation Program

Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, an annual equity retainer in the form of restricted stock units (“RSUs”) with a grant date value of $175,000 (the “Annual RSU Award”). Such dollar amounts may be reviewed annually and adjusted at the discretion of the Compensation Committee. The number of units granted will be equal to the grant date value of the award divided by the Fair Market Value (as defined below) of one share of the Company’s common stock (the “Common Stock”) on the grant date, with any fractional share resulting from such calculation rounded up or down to the nearest whole share.

Except as otherwise determined by the Board, the Annual RSU Award will vest in full on the earlier of (a) the date of the first Annual Meeting following the date of grant and (b) the first anniversary of the date of grant (the “Vesting Date”), in each case, subject to the applicable Non-Employee Director’s continued service on the Board through the Vesting Date, except as provided below:

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Death or Disability. Upon a Non-Employee Director’s termination of service on the Board due to the Non-Employee Director’s death or Disability (as such term or term of similar import is defined in the Equity Plan or the award agreement thereunder, as applicable), the Non-Employee Director’s Annual RSU Award shall immediately become vested as of the date of such termination of service.

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Termination Without Cause or Resignation. Upon a Non-Employee Director’s termination of service on the Board due to the Non-Employee Director’s removal from the Board without cause (as determined by the Board in good faith) or the Non-Employee Director’s resignation from the Board (except at a time when grounds for cause exist (as determined by the Board in good faith)), a Pro-Rated Amount (as defined below) of the Non-Employee Director’s Annual RSU Award shall immediately become vested as of the date of such termination of service. “Pro-Rated Amount” means the product of (i) the total number of unvested RSUs as of such termination of service and (ii) a fraction, (x) the numerator of which is the total number of calendar days that have elapsed from the grant date through the date of the Non-Employee Director’s termination of service and (y) the denominator of which is the total number of calendar days between the grant date and the Vesting Date (or, if the Vesting Date is not yet determinable, the first anniversary of the Company’s most recent Annual Meeting). For clarity, if such removal or resignation occurs upon the closing of a Change in Control (as defined below), the Non-Employee Director’s RSUs will be treated as set forth immediately below in the section titled “Change in Control”.

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Change in Control. A Non-Employee Director’s Annual RSU Award shall vest in full immediately prior to the occurrence of a Change in Control (as such term or term of similar import is defined in the Equity Plan or the award agreement thereunder, as applicable) to the extent outstanding at such time.

Sign-On Equity Award

In connection with a Non-Employee Director’s initial appointment or election to the Board, and in recognition of service through the next annual meeting of stockholders, a Non-Employee Director may be granted a one-time sign-on equity award as determined by the Compensation Committee and subject to the terms of the applicable equity incentive plan.

The Compensation Committee may grant sign-on awards in the form of RSUs, other equity awards, or cash.

In addition to the annual equity awards described above, the Compensation Committee may, in its discretion, approve additional equity awards to Non-Employee Directors in connection with significant events or circumstances, including extraordinary transactions, material changes in Board or committee service, or other event-driven circumstances that the Compensation Committee determines warrant additional compensation, subject in all cases to the terms of the applicable equity incentive plan.

For purposes of this section, “Fair Market Value” shall mean (i) at any time the Common Stock is listed or quoted for trading on the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market, the arithmetic average of the daily VWAP of a share or single unit of such Common Stock for the twenty (20) consecutive trading days on which such Common Stock traded immediately preceding the date of measurement; or (ii) otherwise, the value as reasonably determined in good faith by the Board of Directors. Such determination shall be final and binding.

“VWAP” shall mean, for any trading day, the price for securities (including the Common Stock) determined by the daily volume weighted average price per unit of securities for such trading day on the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market, as the case may be, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session), on such trading day.

Stock Option Grants, Stock Awards and Restricted Stock Unit Awards

All options granted, stock awarded and restricted stock units awarded to Non-Employee Directors under this policy will be granted under and issued from the Company’s 2005 Long Term Incentive Plan (as amended and restated September 1, 2026), as such plan may be amended and restated from time to time, or any successor plan (as applicable, the “Equity Plan”).

Expense Reimbursement

All Non-Employee Directors will be eligible to be reimbursed for reasonable expenses incurred in connection with Board service in accordance with the Company’s expense reimbursement policy, subject to the provision by the applicable Non-Employee Director of documentation evidencing such expenses in a form reasonably satisfactory to the Company.

Insider Trading and Stock Ownership Guidelines

All Non-Employee Directors are subject to the Company’s Insider Trading Policy and the Company’s Stock Ownership Guidelines. Non-Employee Directors are prohibited from entering into hedging transactions or similar arrangements regarding their Company securities pursuant to the Company’s Insider Trading Policy.

Section 409A

In no event will cash compensation or expense reimbursement payments hereunder be paid after the later of (a) the 15th day of the third month following the end of the Company’s taxable year in which the compensation is earned or expenses are incurred, as applicable, or (b) the 15th day of the third month following the end of the calendar year in which the compensation is earned or expenses are incurred, as applicable, in compliance with the “short-term deferral” exception under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). This policy is intended to be exempt from or comply with Section 409A, and ambiguities will be interpreted accordingly. In no event will the Company have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Non-Employee Director (or any other person) for any taxes imposed, or other costs incurred, as a result of Section 409A.

Interpretation and Administration

The Compensation Committee is authorized to interpret and construe this policy and to make all determinations necessary, appropriate, or advisable for the administration of this policy. Any interpretation made by the Compensation Committee shall be final, conclusive, and binding.

Review and Amendment

The Compensation Committee shall review this policy at least annually and may recommend any modifications to the Board. This policy shall remain in effect until it is amended or rescinded by further action of the Board.

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